Form 4 Joint Filer Information


Name:					Jan A. Jewell
Address:				11220 120th Avenue NE
					Kirkland, WA  98033

Designated Filer:		        Michael K. Jewell

Issuer & Ticker Symbol:	          	Celebrate Express, Inc. (BDAY)

Date of Event Requiring Statement:	October 6, 2005



Signature:    /s/ Jan Jewell
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